EXHIBIT 23.2

Accountants and Business Advisors

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Annual Report on Form 10-KSB for the year ended December 31, 2005, of our report dated March 25, 2005, appearing in the Registration Statement on Form SB-2 (File No. 333-115548, effective February 6, 2006) of Novint Technologies, Inc. filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933.
/s/ Grant Thornton LLP
Albuquerque, New Mexico
April 14, 2006
100 Sun Avenue NE
Suite 602
Albuquerque, NM 87109
T     505.855.7900
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Grant Thornton LLP
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